Exhibit 24.1

                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Wayne N. Snyder and Doug Brown, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-KSB of Alliance Farms Cooperative Association for the fiscal year ended August 31, 1998, together with any and all amendments thereto and all documents relating therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Wayne N. Snyder                          November 23, 1998
Wayne N. Snyder
Chairman of the Board, President
and Director


/s/ Doug Brown                               November 4, 1998
Doug Brown
Treasurer, Secretary and Director


/s/ Merl Daniel                              November 17, 1998
Merl Daniel
Director


/s/ Loren Keppy                              November 5, 1998
Loren Keppy
Director


/s/ Larry Welsh                              November 9, 1998
Larry Welsh
Director